UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 16, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2012, Robert E Conway resigned as the Chief Executive Officer and a director of Array BioPharma effective immediately. Mr. Conway sited personal reasons and his resignation was not in connection with a disagreement with the Company or management on any matter relating to the Company’s operations, policies or practices.

Array has commenced a search process for a new Chief Executive Officer. Kyle Lefkoff, Array’s current Chairman, will act as Executive Chairman of Array on an interim basis and assume Mr. Conway’s responsibilities until such time as a new Chief Executive Officer is appointed.

Mr. Lefkoff, 52, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in Array. Mr. Lefkoff serves on the board of directors for a number of private companies and previously served on the board of directors of publicly-traded ARCA biopharma, Inc.

Array BioPharma issued a press release announcing Mr. Conway’s resignation on January 16, 2012, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release announcing resignation of Robert E. Conway

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing resignation of Robert E. Conway